Exhibit 24

POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF MINERALS TECHNOLOGIES INC. ON FORM 10-K
FOR THE YEAR ENDED DECEMBER 31, 2024

Each of the undersigned, a director of Minerals Technologies Inc. (the “Company”), appoints each of T.J. Jordan, E. Aldag, and A.K. Sudnik, or any one of them, his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in the capacities aforesaid or in any other capacity, to such Form 10-K Annual Report filed or to be filed with the Securities and Exchange Commission, and any and all amendments to the said Form 10-K Annual Report, and any and all instruments and documents filed as a part of or in connection with the said Form 10-K Annual Report or any amendments thereto; hereby ratifying and confirming all that the said attorneys and agents, or any one of them, have done, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 14th day of  February, 2025.

/s/ Joseph C. Breunig
Joseph C. Breunig

/s/ John J. Carmola
John J. Carmola

/s/ Robert L. Clark
Robert L. Clark

/s/ Alison A. Deans
Alison A. Deans

/s/ Douglas T. Dietrich
Douglas T. Dietrich

/s/ Franklin Feder
Franklin Feder

/s/ Kristina Johnson
Kristina Johnson

/s/ Rocky Motwani
Rocky Motwani

/s/ Carolyn K. Pittman
Carolyn K. Pittman

/s/ Marc E. Robinson
Marc E. Robinson